Exhibit 99

OFG Bancorp Reports 3Q15 Results

SAN JUAN, Puerto Rico, October 23, 2015 – OFG Bancorp (NYSE: OFG) today reported results for the third quarter ended September 30, 2015.

3Q15 Results

•      Income available to common shareholders was $1.1 million or $0.03 per share fully diluted. This compares to a loss of $6.6 million or ($0.15) per share in the preceding quarter and a profit of $16.1 million, or $0.34 per share diluted, in the year ago quarter.

•      Results included:

o   The previously announced ($20.2) million pre-tax net impact of the bulk sale of commercial non-performing assets (NPAs) from the 2010 FDIC-assisted Eurobank and the 2012 BBVA PR acquisitions.

o   Other items, the largest of which was a combined $3.2 million pre-tax benefit from a cost recovery and prepayment penalty from full repayment of a 3.75%, tax free $77.6 million loan to Puerto Rico State Insurance Fund (CFSE).

•      Adjusted for these factors, OFG earned $12.2 million, or $0.28 per share fully diluted, assuming an effective tax rate of 30%.

3Q15 Business Highlights

•      Tangible book value and book value per common share increased to $14.76 and $16.91 at September 30, 2015, from $14.67 and $16.81 at June 30, 2015, respectively, while Tangible Common Equity ratio expanded to 9.11% from 8.91%.

•      Puerto Rico (PR) central government and public corporation loan balances declined 28.4% to $215.6 million at September 30, 2015, from $301.3 million at June 30, 2015. Loans to PR municipalities fell 5.2% to $202.9 million from $214.0 million.

•      The Oriental Bank franchise continued to grow in part through:

o   Strong loan production at $251.0 million in line with previous quarters. OFG retained securitized GNMA pools totaling $27.8 million at a yield of 3.06% from its own originations.

o   Introduction of the new My Status mobile app for tracking the progress of residential mortgage loan applications. This feature, combined with shorter closing cycles, is part of Oriental’s strategy to differentiate itself through customer service.

•      Credit metrics for loans were stable on a linked quarter basis, with no apparent deterioration from Puerto Rico’s economic challenges.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman, commented: “The third quarter demonstrates the resiliency of our core business and unwavering customer focus, and our proactive approach to risk management.

“Regarding the core business, new loan production continued strong. Whereas 2Q15 saw higher levels of commercial loan closings, in 3Q15 we continued to build positive momentum in retail lending, picking up market share in conforming mortgage originations as well as growing consumer and auto volumes.

“While total deposits declined largely due to lower balances in government accounts and fluctuations in commercial accounts, we had another quarter of growth in net new customers. We are encouraged that our efforts to distinguish Oriental through superior customer experience, rather than competing solely based on pricing, is starting to realize its potential.

“To that end, we raised the bar again in technology innovation with the launch of our industry first My Status residential mortgage app. To bring this to market, we undertook a major effort to streamline our underlying mortgage operations, which will result in other benefits.

“Fee income levels performed well, adjusting for our decision to hold some of our mortgage production. Lower non-interest expenses reflect the control we maintain over core operations, as we have always done.

“On the credit side, the sale of NPAs showed how we can move expeditiously to further limit our exposure to deteriorating collateral values and significantly reduce adversely classified assets.

“Regarding Puerto Rico Electric Power Authority (PREPA), agreements have been reached with the Ad Hoc Group of bondholders and fuel line banks, which includes Oriental. Based on what we have seen in the media, there appears to be increased confidence on the part of the public utility to come to an agreement soon with the monolines.

“With respect to our loans to certain PR municipalities, we are comfortable with their debt service capabilities and confident that the legal dispute between the Municipal Revenue Collections Center (CRIM), various municipalities, and the Government Development

Bank, regarding the deposit of tax revenues used to service municipal debt will be satisfactorily settled, retaining our security interest on deposits serving as collateral to our loans.

“Looking forward to 4Q15 and beyond, we expect our core business to continue to perform well, although somewhat affected by lower interest income from the Eurobank loan portfolio and the reduction in PR government loans. Ultimately, we look forward to putting our PR government exposure behind us to better highlight our core business successes.

“As for Puerto Rico itself, we believe a comprehensive solution is needed to overcome the fiscal challenges and to improve its competitiveness. We are encouraged by the attention it has received from the federal government in recent weeks.”

3Q15 Income Statement Highlights

As mentioned above, results included the following quarter specific items:

•      The bulk sale of acquired NPAs, resulting in: (i) $7.0 million cost recoveries from acquired loans, (ii) $38.0 million impairment provisions, (iii) $20.0 million FDIC receivable for its share of the loss, and (iv) $9.3 million loss on other real estate owned (OREO).

•      Other non-recurring items, consisting of: (i) $3.2 million cost recovery in interest income due to a prepayment, (ii) $778,000 fee revenue from an associated prepayment penalty, (iii) $246,000 in an Other Than Temporary Impairment (OTTI) charge, based on a quarterly assessment, related to a $1.5 million PR security that is part of our U.S. Community Reinvestment Act obligation, (iv) $917,000 additional severance accrual, and (v) $180,000 benefit from a onetime credit from a vendor.

2Q15 results included the following quarter specific items: (i) $21.0 million charge associated with expiry of the FDIC Commercial Loss Share Agreement, and (ii) $2.5 million in a FINRA restitution settlement and legal expenses associated with concluding the FDIC agreement.

	Quarter ended June 30, 2015				Quarter ended September 30, 2015
						Loss on Bulk Sale
	Actual Results	Non-Recurrent		Adjusted Results	Actual Results	of Non-Performing	Adjusted Results		Adjusted Results
(Dollars in thousands) (unaudited)	(US GAAP)	Items		(Non-GAAP)	(US GAAP)	Loans and OREOs	Items		(Non-GAAP)

Interest income	$99,413		$-	$99,413	$107,247	$7,058		$3,180	$97,009
Interest expense	(17,122)		-	(17,122)	(17,423)	-		-	(17,423)
Net interest income	82,291		-	82,291	89,824	7,058		3,180	79,586
Provision for loan and lease losses, excluding acquired Eurobank	(15,643)		-	(15,643)	(18,090)	(5,175)		-	(12,915)
Provision for acquired Eurobank loan and lease losses	105		-	105	(33,490)	(32,855)		-	(635)
Total provision for loan and lease losses, net	(15,538)		-	(15,538)	(51,580)	(38,030)		-	(13,550)
Net interest income after provision for loan and leases losess	66,753		-	66,753	38,244	(30,972)		3,180	66,036
Banking and wealth management revenues	19,358		-	19,358	18,703	-		778	17,925
Other-than-temporary impairment losses on investment securities	-		-	-	(246)	-		(246)	-
FDIC shared-loss expense, net	(23,245)		(21,000)	(2,245)	(2,079)	-		-	(2,079)
Gain on FDIC shared-loss coverage in sale of loans	-		-	-	20,000	20,000		-	-
Other (losses) gains, net	(770)		-	(770)	(401)	-		-	(401)
Total non-interest income	(4,657)		(21,000)	16,343	35,977	20,000		532	15,445
Compensation and employee benefits	(19,260)		-	(19,260)	(21,015)	-		(917)	(20,098)
Rent and occupancy costs	(8,882)		-	(8,882)	(8,556)	-		-	(8,556)
General and administrative expenses	(36,294)		(2,500)	(33,794)	(39,519)	(9,260)		180	(30,439)
Total non-interest expense	(64,436)		(2,500)	(61,936)	(69,090)	(9,260)		(737)	(59,093)
Income before taxes	(2,340)		(23,500)	21,160	5,131	(20,232)		2,975	22,388
Income tax expense (benefit)	769		-	6,198	562	-		-	6,716
Net income	(3,109)		-	14,962	4,569	-		-	15,672
Preferred stock dividends	(3,466)		-	(3,466)	(3,465)	-		-	(3,465)
Net income (loss) available to common shareholders	$(6,575)		$-	$11,496	$1,104	$-		$-	$12,207

Earnings (loss) per common share - basic	$(0.15)	$		$0.26	$0.03	$	$		$0.28
Earnings (loss) per common share - diluted	$(0.15)	$		$0.26	$0.03	$	$		$0.28

Performance Metrics
Net interest margin	4.92%			4.92%	5.29%				4.68%
Return on average assets	-0.17%			0.82%	0.25%				0.86%
Return on average tangible common stockholders' equity	-3.93%			6.88%	0.68%				7.49%
Efficiency ratio	63.39%			60.93%	63.66%				60.60%

The following compares Adjusted Results (non-GAAP) for the third quarter 2015 to the second quarter 2015 based on the table above unless otherwise noted.

•      Total Interest Income declined to $97.0 million from $99.4 million due to lower balances in acquired portfolios, reflecting repayments and sales. Interest income from originated loans continued to increase, compensating to a large extent for the reduction in income from the acquired BBVA PR portfolio.

•      Total Interest Expense increased slightly to $17.4 million compared to $17.1 million. This was primarily due to an increase in borrowing expense as OFG used a higher average balance of short-term repurchase agreements for temporary funding purposes.

•      Provision for loan and lease losses declined to $13.6 million from $15.5 million due to significantly lower impairments on acquired BBVA PR loans.

•      Net Interest Margin was 4.68%, reflecting reduced cost recoveries as seen in the prior quarters, partially offset by expanded volumes of originated loans at average yields of 6.17% coupled with deposit costs staying level at 0.65%.

•      Total banking and wealth management revenues were $17.9 million compared to $19.4 million. This reflected a decrease in mortgage banking activity due to foregone gains on sales as a result of retaining securitized GNMA pools, as previously mentioned.

•      FDIC shared loss indemnification asset amortization was $2.1 million compared to $2.3 million. The loss share agreement now covers remaining Eurobank residential mortgages.

•      Total Non-Interest Expenses declined to $59.1 million compared to $61.9 million, primarily reflecting lower losses and markdowns in OREO and repossessed autos, respectively.

September 30, 2015 Balance Sheet Highlights

The following compares data as of September 30, 2015 to June 30, 2015 unless otherwise noted.

•      Total loans declined to $4.47 billion from $4.64 billion primarily due to the bulk sale and repayment of the CFSE loan.

•      Total investments were almost flat with prepayments of mortgage backed securities (MBS) compensated by new purchases and retention of our GNMA securitized pools.

•      Total deposits declined $32.6 million to $4.72 billion due to previously mentioned factors.

•      Total borrowings reduced sharply to $1.44 billion from $1.60 billion.

•      Total stockholders’ equity declined $3.7 million to $907.9 million, largely reflecting the decline in retained earnings.

Credit Quality Highlights

The following compares data for the third quarter 2015 to the second quarter 2015 unless otherwise noted.

•      Net charge-off rate at 1.23% increased 17 basis points from 2Q15, but declined 11 bps from the year ago quarter, and was generally in line with its quarterly level. Auto NCOs were higher due to stepped up efforts to reduce repo lot inventory.

•      Non-performing loan rate at 10.32% declined 12 basis points from 2Q15, but was up 667 bps from the year ago quarter due to the PREPA loan going on non-accrual status in 1Q15.

•      Allowance for loan and lease losses increased $1.4 million to $80.4 million. Coverage of loans held for investment remained steady at 2.65% compared to 2.67%.

Capital Position

Regulatory capital ratios continued to be significantly above requirements for a well-capitalized institution.

The following compares data for the third quarter 2015 to the second quarter 2015.

•      Tangible common equity to total tangible assets at 9.11% increased 20 basis points from 2Q15 and 29 basis points from the year ago quarter.

•      Common Equity Tier 1 Capital Ratio (using Basel III methodology) was 12.03% compared to 12.26%.

•      Total risk-based capital ratio was 16.93% compared to 17.41%.

Other Matters

During 3Q15, Oriental Bank entered into a Consent Order with the FDIC to address certain matters related to its Bank Secrecy Act / anti-money laundering (BSA/AML) compliance program. The Consent Order requires, among other things, that Oriental implement improved internal controls reasonably designed to ensure full compliance with the BSA. The Consent Order does not include civil money penalties.

Conference Call

A conference call to discuss OFG’s results for the third quarter 2015, outlook and related matters will be held today, Friday, October 23, 2015 at 11:15 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com.  A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the third quarter ended September 30, 2015, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) a credit default by the government of Puerto Rico; (iv) the fiscal and monetary policies of the federal government and its agencies; (v) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vi) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vii) the performance of the stock and bond markets; (viii) competition in the financial services industry; and (ix) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2014, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 51st year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 51 financial centers and 332 ATMs. Investor information can be found at www.ofgbancorp.com.

# # #

Contacts

Puerto Rico: Alexandra López (allopez@orientalbank.com), OFG Bancorp, (787) 522-6970

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our September 30, 2015 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6-7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of Non-GAAP Measures and Calculation of Regulatory
	Capital Measures	12-13
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements	14
OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2015	2015	2015	2014	2014	2015	2014
(Dollars in thousands, except per share data) (unaudited)		Q3	Q2	Q1	Q4	Q3	YTD	YTD
Earnings
Net interest income		$89,823	$82,292	$89,635	$97,128	$101,871	$261,750	$311,347
Non-interest income, net (core)	(2)	18,703	19,359	19,223	20,981	18,963	57,285	56,967
Non-interest expense		69,090	64,437	56,332	61,898	59,575	189,859	180,827
Pre-provision net revenues		39,436	37,214	52,526	56,211	61,259	129,176	187,487
Provision for loan and lease losses	(3)(34)	51,579	15,539	42,193	16,877	17,257	109,311	43,763
FDIC shared-loss expense, net	(33)	2,079	23,245	13,084	11,980	16,934	38,408	53,776
Net income (loss) before income taxes		5,131	(2,340)	(2,009)	27,449	27,530	782	94,984
Net income (loss)		4,569	(3,109)	(2,988)	20,593	19,532	(1,528)	64,588
Net income (loss) available to common stockholders		$1,104	$(6,575)	$(6,453)	$17,127	$16,067	$(11,924)	$54,192
Common Share Statistics
Earnings (loss) per common share - basic	(4)	$0.03	$(0.15)	$(0.14)	$0.38	$0.36	$(0.27)	$1.20
Earnings (loss) per common share - diluted	(5)	$0.03	$(0.15)	$(0.14)	$0.36	$0.34	$(0.27)	$1.14
Average common shares outstanding		43,929	44,505	44,634	44,705	45,054	44,353	45,131
Average common shares outstanding and equivalents		51,146	51,774	51,977	52,000	52,362	51,609	52,440
Cash dividends per common share	(6)	$0.10	$0.10	$0.10	$0.10	$0.08	$0.30	$0.24
Book value per common share (period end)		$16.91	$16.81	$17.25	$17.40	$16.96	$16.91	$16.96
Tangible book value per common share (period end)	(7)	$14.76	$14.67	$15.12	$15.25	$14.82	$14.76	$14.82
Balance Sheet (Average Balances)
Loans	(8)	$4,654,135	$4,748,145	$4,794,432	$4,856,143	$4,939,895	$4,755,861	$5,003,971
Interest-earning assets		6,740,932	6,708,519	6,703,286	6,817,770	6,923,410	6,740,516	7,051,560
Total assets		7,326,901	7,329,877	7,376,738	7,529,779	7,647,138	7,344,323	7,807,205
Interest-bearing deposits		3,932,735	3,986,700	4,167,592	4,261,729	4,397,077	4,793,732	5,221,519
Borrowings		1,572,400	1,466,103	1,378,344	1,431,076	1,457,908	1,472,993	1,519,813
Stockholders' equity		912,598	929,867	948,302	936,218	919,804	930,146	909,704
Common stockholders' equity		746,728	763,997	782,432	770,348	753,934	764,276	743,834
Performance Metrics
Net interest margin	(9)	5.29%	4.92%	5.42%	5.65%	5.84%	5.19%	5.90%
Return on average assets	(10)	0.25%	-0.17%	-0.16%	1.09%	1.02%	-0.03%	1.10%
Return on average tangible common stockholders' equity	(11)	0.68%	-3.93%	-3.76%	10.16%	9.78%	-2.38%	11.17%
Efficiency ratio	(12)	63.66%	63.39%	51.75%	52.41%	49.30%	59.51%	49.10%
Full-time equivalent employees, period end		1,491	1,507	1,510	1,567	1,570	1,491	1,570
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses	(3)	$80,351	$78,989	$76,759	$51,441	$50,279	$80,351	$50,279
Allowance as a % of loans held for investment		2.65%	2.67%	2.64%	1.81%	1.84%	2.65%	1.84%
Net charge-offs		$9,097	$7,723	$8,592	$8,640	$8,928	$25,412	$20,427
Net charge-off rate	(13)	1.23%	1.06%	1.21%	1.25%	1.34%	1.17%	1.05%
Early delinquency rate (30 - 89 days past due)		3.77%	4.84%	4.67%	4.91%	5.20%	3.77%	5.20%
Total delinquency rate (30 days and over)		7.06%	7.72%	8.60%	8.99%	9.27%	7.06%	9.27%
Capital Ratios	(14)(24)
Leverage ratio		10.93%	11.05%	11.23%	10.61%	10.51%	10.93%	10.51%
Common equity Tier 1 capital ratio		12.03%	12.26%	12.63%	N/A	N/A	12.03%	N/A
Tier 1 common equity ratio		N/A	N/A	N/A	11.88%	11.86%	N/A	11.86%
Tier 1 risk-based capital ratio		15.64%	15.85%	16.14%	16.02%	15.96%	15.64%	15.96%
Total risk-based capital ratio		16.93%	17.41%	17.69%	17.57%	17.50%	16.93%	17.50%
Tangible common equity ("TCE") ratio		9.11%	8.91%	9.29%	9.25%	8.81%	9.11%	8.81%

2

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended					Nine-Months Ended
		September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data) (unaudited)		2015	2015	2015	2014	2014	2015	2014
Interest income:
Loans	(19)
Non-acquired loans		$46,008	$44,238	$46,285	$45,592	$44,469	$136,532	$126,070
Acquired BBVAPR loans		35,242	33,508	35,694	40,023	43,193	104,444	134,899
Acquired Eurobank loans		16,014	12,758	15,504	19,816	20,886	44,275	69,153
Total interest income from loans		97,264	90,504	97,483	105,431	108,548	285,251	330,122
Investment securities		9,983	8,909	9,518	10,551	11,753	28,410	39,153
Total interest income		107,247	99,413	107,001	115,982	120,301	313,661	369,275
Interest expense:
Deposits
Core deposits		5,440	5,519	5,938	6,887	6,410	16,897	21,947
Brokered deposits		1,211	1,085	1,166	1,263	1,251	3,462	3,857
Total deposits		6,651	6,604	7,104	8,150	7,661	20,359	25,804
Borrowings		10,773	10,517	10,262	10,704	10,769	31,552	32,124
Total interest expense		17,424	17,121	17,366	18,854	18,430	51,911	57,928
Net interest income		89,823	82,292	89,635	97,128	101,871	261,750	311,347
Provision for loan and lease losses, excluding acquired loans	(3)	10,459	9,952	33,913	9,802	8,569	54,324	21,625
Provision for acquired BBVAPR loan and lease losses		7,630	5,692	3,471	5,734	7,573	16,793	17,799
Provision for acquired Eurobank loan and lease losses	(1)(34)	33,490	(105)	4,809	1,341	1,115	38,194	4,339
Total provision for loan and lease losses, net		51,579	15,539	42,193	16,877	17,257	109,311	43,763
Net interest income after provision for loan and lease losses		38,244	66,753	47,442	80,251	84,614	152,439	267,584
Non-interest income:
Banking service revenues		10,826	10,212	10,205	10,407	9,753	31,243	30,305
Wealth management revenues		6,885	7,285	7,155	8,539	7,113	21,325	21,316
Mortgage banking activities		992	1,862	1,863	2,035	2,097	4,717	5,346
Total banking and wealth management revenues		18,703	19,359	19,223	20,981	18,963	57,285	56,967
FDIC shared-loss expense, net	(15)(33)	(2,079)	(23,245)	(13,084)	(11,980)	(16,934)	(38,408)	(53,776)
Other-than-temporary impairment losses on investment securities		(246)	-	-	-	-	(246)	-
Reimbursement from FDIC shared-loss coverage in sale of loans	(34)	20,000	-	-	-	-	20,000	-
Other (losses) gains, net		(401)	(770)	742	95	462	(429)	5,036
Total non-interest income (loss), net		35,977	(4,656)	6,881	9,096	2,491	38,202	8,227
Non-interest expense:
Compensation and employee benefits		20,098	19,260	20,180	20,396	18,592	59,538	61,086
Rent and occupancy costs		8,556	8,883	8,636	9,026	8,770	26,075	25,684
Other non-recurring expenses	(16)(17)	917	-	-	3,800	-	917	-
General and administrative expenses		39,519	36,294	27,516	28,676	32,213	103,329	94,057
Total non-interest expense		69,090	64,437	56,332	61,898	59,575	189,859	180,827
Income (loss) before income taxes		5,131	(2,340)	(2,009)	27,449	27,530	782	94,984
Income tax expense		562	769	979	6,856	7,998	2,310	30,396
Net income (loss)		4,569	(3,109)	(2,988)	20,593	19,532	(1,528)	64,588
Less: dividends on preferred stock
Convertible preferred stock		(1,838)	(1,837)	(1,838)	(1,838)	(1,837)	(5,513)	(5,513)
Other preferred stock		(1,627)	(1,629)	(1,627)	(1,628)	(1,628)	(4,883)	(4,883)
Net income (loss) available to common shareholders		$1,104	$(6,575)	$(6,453)	$17,127	$16,067	$(11,924)	$54,192

3

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
		September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands) (unaudited)		2015	2015	2015	2014	2014
Cash and cash equivalents		$530,545	$559,621	$694,308	$581,834	$704,146
Investments:
Trading securities		583	786	964	1,594	1,687
Investment securities available-for-sale, at fair value, with amortized cost of $982,754
(June 30, 2015 - $1,023,573; March 31, 2015 - $1,092,040; December 31, 2014 - $1,187,679;
September 30, 2014 - $1,249,769)
Mortgage-backed securities		985,554	1,020,493	1,099,814	1,190,391	1,247,161
Other investment securities		22,151	23,826	25,888	26,147	26,718
Total investment securities available-for-sale		1,007,705	1,044,319	1,125,702	1,216,538	1,273,879
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $595,148
(June 30, 2015 - $547,776; March 31, 1015 - $175,856; December 31, 2014 - $164,154;
September 30, 2014 - $144,217)		594,639	550,553	172,847	162,752	144,305
Federal Home Loan Bank (FHLB) stock, at cost		20,804	20,826	21,148	21,169	21,189
Other investments		3	3	3	3	65
Total investments		1,623,734	1,616,487	1,320,664	1,402,056	1,441,125
Loans, net	(19)(34)	4,468,676	4,639,467	4,724,579	4,826,646	4,856,902
Other assets:
FDIC shared-loss indemnification asset	(33)	22,895	22,704	75,221	97,378	120,619
Derivative assets		3,290	4,376	6,211	8,107	8,445
Prepaid expenses		14,151	16,492	11,264	16,018	18,375
Deferred tax asset, net		143,935	138,406	121,930	108,708	121,217
Foreclosed real estate and repossessed properties	(34)	73,063	95,994	113,863	117,461	122,297
Premises and equipment, net		75,346	76,486	78,745	80,599	82,099
Goodwill		86,069	86,069	86,069	86,069	86,069
Accounts receivable and other assets	(18)(34)	162,118	142,223	131,302	124,233	112,045
Total assets		$7,203,822	$7,398,325	$7,364,156	$7,449,109	$7,673,339

Deposits:
Demand deposits	(20)	$1,905,029	1,937,034	2,025,706	1,997,535	2,132,524
Savings accounts	(20)	1,217,098	1,250,460	1,336,209	1,292,698	1,169,330
Time deposits		941,821	956,829	965,196	1,014,863	1,097,677
Brokered deposits		653,126	605,361	567,122	619,310	669,644
Total deposits		4,717,074	4,749,684	4,894,233	4,924,406	5,069,175
Borrowings:
Securities sold under agreements to repurchase		1,000,664	1,161,136	927,168	980,087	1,012,228
Advances from FHLB and other borrowings		334,670	335,481	335,597	338,334	338,659
Subordinated capital notes		102,371	102,109	101,846	101,584	101,190
Total borrowings		1,437,705	1,598,726	1,364,611	1,420,005	1,452,077
Other liabilities:
Securities purchased but not yet received		-	-	-	-	30,057
Derivative liabilities		8,622	8,739	11,113	11,221	11,414
Acceptances outstanding		19,083	16,040	21,848	17,989	21,077
Accrued expenses and other liabilities		113,450	113,537	135,972	133,291	159,541
Total liabilities		6,295,934	6,486,726	6,427,777	6,506,912	6,743,341
Stockholders' equity:
Preferred stock		176,000	176,000	176,000	176,000	176,000
Common stock		52,626	52,626	52,626	52,626	52,761
Additional paid-in capital		540,088	539,669	539,222	539,311	539,522
Legal surplus		70,423	69,934	70,097	70,467	68,437
Retained earnings		155,974	159,737	170,605	181,152	170,519
Treasury stock, at cost	(21)	(105,379)	(100,668)	(96,495)	(97,070)	(90,652)
Accumulated other comprehensive income, net		18,156	14,301	24,324	19,711	13,411
Total stockholders' equity		907,888	911,599	936,379	942,197	929,998
Total liabilities and stockholders' equity		$7,203,822	$7,398,325	$7,364,156	$7,449,109	$7,673,339

4

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production	(19)

		September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands) (unaudited)		2015	2015	2015	2014	2014
Non-acquired loans held for investment:
Mortgage		$762,636	$757,187	$789,545	$791,751	$791,106
Commercial		1,389,353	1,363,851	1,324,904	1,289,732	1,217,235
Consumer		227,756	212,629	193,658	186,760	175,882
Auto		647,544	623,198	601,963	575,582	542,892
		3,027,289	2,956,865	2,910,070	2,843,825	2,727,115
Less: Allowance for loan and lease losses		(80,351)	(78,989)	(76,759)	(51,439)	(50,279)
		2,946,938	2,877,876	2,833,311	2,792,386	2,676,836
Deferred loan costs, net		4,571	3,877	4,433	4,282	3,575
Total non-acquired loans held for investment, net		2,951,509	2,881,753	2,837,744	2,796,668	2,680,411

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		7,736	8,448	9,506	12,675	26,984
Consumer		39,774	41,505	42,922	45,344	47,284
Auto		124,120	142,570	162,194	184,782	210,808
		171,630	192,523	214,622	242,801	285,076
Less: Allowance for loan and lease losses		(5,473)	(5,529)	(5,450)	(4,597)	(4,460)
		166,157	186,994	209,172	238,204	280,616

Accounted for under ASC 310-30
Mortgage		617,268	631,807	645,918	656,122	670,188
Commercial		395,637	499,710	519,809	558,562	594,138
Consumer		15,072	18,869	23,841	29,888	36,470
Auto		173,979	195,891	220,990	247,233	276,749
		1,201,956	1,346,277	1,410,558	1,491,805	1,577,545
Less: Allowance for loan and lease losses		(19,986)	(18,359)	(14,166)	(13,481)	(10,120)
		1,181,970	1,327,918	1,396,392	1,478,324	1,567,425
Total Acquired BBVAPR loans, net		1,348,127	1,514,912	1,605,564	1,716,528	1,848,041

Eurobank
Accounted for under ASC 310-30
Mortgage		92,757	102,499	100,677	102,162	106,731
Commercial		144,704	187,692	223,734	256,488	262,284
Consumer		2,708	3,295	4,047	4,506	4,905
		240,169	293,486	328,458	363,156	373,920
Less: Allowance for loan and lease losses		(90,332)	(71,452)	(70,651)	(64,245)	(62,227)
Total Acquired Eurobank loans, net		149,837	222,034	257,807	298,911	311,693
Total acquired loans, net	(34)	1,497,964	1,736,946	1,863,371	2,015,439	2,159,734
Total loans held for investment		4,449,473	4,618,699	4,701,115	4,812,107	4,840,145
Mortgage loans held for sale		19,203	20,768	23,464	14,539	16,757
Total loans, net		$4,468,676	$4,639,467	$4,724,579	$4,826,646	$4,856,902

		2015	2015	2015	2014	2014
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4	Q3
Quarterly loan production	(22)
Mortgage		$65,248	$64,826	$61,717	$57,226	$55,299
Commercial		83,243	120,500	85,664	83,430	90,067
Consumer		36,756	39,837	26,161	28,902	28,689
Auto and Leasing		65,743	61,545	65,907	69,335	68,519
Total		$250,990	$286,708	$239,449	$238,893	$242,574

5

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2015 Q3			2015 Q2			2015 Q1			2014 Q4			2014 Q3
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$482,959	$308	0.25%	$483,507	$322	0.27%	$564,237	$323	0.23%	$551,238	$360	0.26%	$593,391	$316	0.21%
Investment securities	1,603,838	9,674	2.39%	1,476,867	8,587	2.33%	1,344,617	9,195	2.77%	1,410,389	10,191	2.87%	1,390,124	11,437	3.26%
Loans
Non-acquired loans	2,959,961	46,036	6.17%	2,927,347	44,239	6.06%	2,832,658	46,284	6.63%	2,765,531	45,925	6.59%	2,672,872	44,706	6.64%
Acquired BBVAPR loans	1,499,399	35,215	9.32%	1,585,422	33,507	8.48%	1,687,044	35,695	8.58%	1,787,600	39,690	8.81%	1,935,245	42,956	8.81%
Acquired Eurobank loans	194,775	16,014	32.62%	235,376	12,758	21.74%	274,731	15,504	22.89%	303,012	19,816	25.95%	331,778	20,886	24.98%
Total loans	4,654,135	97,265	8.29%	4,748,145	90,504	7.65%	4,794,432	97,483	8.25%	4,856,143	105,431	8.61%	4,939,895	108,548	8.72%
Total interest-earning assets	$6,740,932	$107,247	6.31%	$6,708,519	$99,413	5.94%	$6,703,286	$107,001	6.47%	$6,817,770	$115,982	6.75%	$6,923,410	$120,301	6.89%

Interest bearing liabilities:
Deposits
NOW accounts	$1,110,804	$1,034	0.37%	$1,144,931	$1,073	0.38%	$1,260,952	$1,281	0.41%	$1,353,334	$1,652	0.48%	$1,413,776	$1,817	0.51%
Savings accounts	1,234,772	1,592	0.51%	1,300,001	1,662	0.51%	1,314,360	1,734	0.54%	1,224,708	1,829	0.59%	1,154,712	1,780	0.61%
Time deposits	939,076	2,613	1.10%	969,818	2,624	1.09%	990,091	2,976	1.22%	1,052,552	3,426	1.29%	1,128,333	3,769	1.33%
Brokered deposits	648,083	1,211	0.74%	571,950	1,085	0.76%	602,189	1,166	0.79%	631,135	1,331	0.84%	700,256	1,400	0.79%
	3,932,735	6,450	0.65%	3,986,700	6,444	0.65%	4,167,592	7,157	0.70%	4,261,729	8,238	0.77%	4,397,077	8,766	0.79%
Non-interest bearing deposit accounts	772,545	-	-	773,910	-	-	750,897	-	-	740,527	-	-	716,681	-	-%
Fair value premium amortization and core deposit intangible amortization	-	201	-	-	160	-	-	(53)	-	-	(88)	-	-	(1,105)	-
Total deposits	4,705,280	6,651	0.56%	4,760,610	6,604	0.56%	4,918,489	7,104	0.59%	5,002,256	8,150	0.65%	5,113,758	7,661	0.59%
Borrowings
Securities sold under agreements to repurchase	1,132,373	7,605	2.66%	1,020,077	7,394	2.91%	939,377	7,164	3.09%	990,932	7,415	2.97%	1,010,000	7,453	2.93%
Advances from FHLB and other borrowings	337,829	2,283	2.68%	344,088	2,248	2.62%	337,292	2,235	2.69%	338,815	2,287	2.68%	346,977	2,314	2.65%
Subordinated capital notes	102,198	885	3.44%	101,938	875	3.44%	101,675	863	3.44%	101,329	1,002	3.92%	100,931	1,002	3.94%
Total borrowings	1,572,400	10,773	2.72%	1,466,103	10,517	2.88%	1,378,344	10,262	3.02%	1,431,076	10,704	2.97%	1,457,908	10,769	2.93%
Total interest-bearing liabilities	$6,277,680	$17,424	1.10%	$6,226,713	$17,121	1.10%	$6,296,833	$17,366	1.12%	$6,433,332	$18,854	1.16%	$6,571,666	$18,430	1.11%
Interest rate spread		$89,823	5.21%		$82,292	4.84%		$89,635	5.35%		$97,128	5.59%		$101,871	5.78%
Net interest margin			5.29%			4.92%			5.42%			5.65%			5.84%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$6,106			$941			$1,364			$1,851			$2,680
Acquired Eurobank loans		6,991			2,635			2,042			2,426			3,098
		$13,097			$3,576			$3,406			$4,277			$5,778
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,740,932	$94,150	5.54%	$6,708,519	$95,837	5.73%	$6,703,286	$103,595	6.27%	$6,817,770	$111,705	6.50%	$6,923,410	$114,523	6.56%
Interest rate spread		$76,726	4.44%		$78,716	4.63%		$86,229	5.15%		$92,851	5.34%		$96,093	5.45%
Net interest margin			4.52%			4.71%			5.22%			5.40%			5.51%

6

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2015 YTD			2014 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$508,598	$953	0.25%	$580,872	$951	0.22%
Investment securities	1,476,057	27,457	2.49%	1,466,717	38,203	3.48%
Loans
Non-acquired loans	2,907,121	136,559	6.28%	2,584,905	126,721	6.55%
Acquired BBVAPR loans	1,613,780	104,417	8.65%	2,075,599	134,248	8.65%
Acquired Eurobank loans	234,960	44,275	25.19%	343,467	69,153	26.92%
Total loans	4,755,861	285,251	8.02%	5,003,971	330,122	8.82%
Total interest-earning assets	$6,740,516	$313,661	6.22%	$7,051,560	$369,276	7.00%

Interest bearing liabilities:
Deposits
NOW accounts	$1,171,679	$3,388	0.39%	$1,438,818	$6,349	0.59%
Savings accounts	1,282,753	4,988	0.52%	1,150,871	6,268	0.73%
Time deposits	965,862	8,213	1.14%	1,203,647	12,147	1.35%
Brokered deposits	607,575	3,462	0.76%	720,208	4,384	0.81%
	4,027,869	20,051	0.67%	4,513,544	29,148	0.86%
Non-interest bearing deposit accounts	765,863	-	-	707,975	-	-%
Fair value premium amortization and core deposit intangible amortization	-	308	-	-	(3,344)	-
Total deposits	4,793,732	20,359	0.57%	5,221,519	25,804	0.66%
Borrowings
Securities sold under agreements to repurchase	1,031,316	22,163	2.87%	1,058,378	22,238	2.81%
Advances from FHLB and other borrowings	339,738	6,766	2.66%	360,884	6,897	2.56%
Subordinated capital notes	101,939	2,623	3.44%	100,551	2,990	3.98%
Total borrowings	1,472,993	31,552	2.86%	1,519,813	32,125	2.83%
Total interest-bearing liabilities	$6,266,725	$51,911	1.11%	$6,741,332	$57,929	1.15%
Interest rate spread		$261,750	5.11%		$311,347	5.85%
Net interest margin			5.19%			5.90%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$8,411			4,156
Acquired Eurobank loans		11,668			7,103
		$20,079			$11,259
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,740,516	$293,582	5.82%	$7,051,560	$358,017	6.79%
Interest rate spread		$241,671	4.71%		$300,088	5.64%
Net interest margin			4.79%			5.69%

7

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2015	2015	2015	2014	2014
(Dollars in thousands) (unaudited)	Q3	Q2	Q1	Q4	Q3
Net Charge-offs
Mortgage:
Charge-offs	$1,058	$1,356	$1,414	$1,245	$1,563
Recoveries	(270)	(67)	-	(54)	(138)
Total mortgage	788	1,289	1,414	1,191	1,425
Commercial:
Charge-offs	828	497	992	381	1,081
Recoveries	(63)	(219)	(89)	(64)	(56)
Total commercial	765	278	903	317	1,025
Consumer:
Charge-offs	2,471	2,309	1,676	1,962	1,585
Recoveries	(186)	(390)	(153)	(113)	(66)
Total consumer	2,285	1,919	1,523	1,849	1,519
Auto and Leasing:
Charge-offs	8,510	7,662	8,136	8,047	7,393
Recoveries	(3,251)	(3,425)	(3,384)	(2,764)	(2,434)
Total auto and leasing	5,259	4,237	4,752	5,283	4,959
Total	$9,097	$7,723	$8,592	$8,640	$8,928
Net Charge-off Rates
Mortgage	0.42%	0.66%	0.72%	0.61%	0.72%
Commercial	0.23%	0.08%	0.28%	0.10%	0.34%
Consumer	4.33%	3.99%	3.36%	4.23%	3.77%
Auto and Leasing	3.28%	2.74%	3.20%	3.73%	3.73%
Total	1.23%	1.06%	1.21%	1.25%	1.34%
Average Loans Held For Investment
Mortgage	$758,689	$782,753	$787,330	$787,121	$789,204
Commercial	1,349,511	1,333,276	1,269,104	1,236,976	1,190,607
Consumer	210,933	192,572	181,464	175,049	161,147
Auto and Leasing	640,828	618,746	594,760	566,385	531,914
Total	$2,959,961	$2,927,347	$2,832,658	$2,765,531	$2,672,872

8
OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2015		2015	2015	2014	2014
(Dollars in thousands) (unaudited)		Q3		Q2	Q1	Q4	Q3
Early Delinquency (30 - 89 days past due)
Mortgage		$37,377	*	$68,515	$63,060	$68,671	$76,236
Commercial		1,678		5,532	4,453	2,814	2,776
Consumer		3,585		3,089	3,957	3,525	3,287
Auto and Leasing		71,627		66,044	64,287	64,574	59,493
Total		$114,267		$143,180	$135,757	$139,584	$141,792
Early Delinquency Rates (30 - 89 days past due)
Mortgage		4.90%		9.05%	7.99%	8.67%	9.64%
Commercial		0.12%		0.41%	0.34%	0.22%	0.23%
Consumer		1.57%		1.45%	2.04%	1.89%	1.87%
Auto and Leasing		11.06%		10.60%	10.68%	11.22%	10.96%
Total		3.77%		4.84%	4.67%	4.91%	5.20%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$104,355		$127,609	$122,597	$124,559	$128,556
GNMA's buy-back option program	(32)	6,993		6,961	37,458	42,243	40,066
Total mortgage		111,348		134,570	160,055	166,802	168,622
Commercial		17,014		16,062	13,518	12,164	12,109
Consumer		4,832		4,244	5,207	4,689	4,365
Auto and Leasing		80,613		73,464	71,482	71,994	67,772
Total		$213,807		$228,340	$250,262	$255,649	$252,868
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		13.68%		16.85%	15.53%	15.73%	16.25%
GNMA's buy-back option program	(32)	0.92%		0.92%	4.74%	5.34%	5.06%
Total mortgage		14.60%		17.77%	20.27%	21.07%	21.31%
Commercial		1.22%		1.18%	1.02%	0.94%	0.99%
Consumer		2.12%		2.00%	2.69%	2.51%	2.48%
Auto and Leasing		12.45%		11.79%	11.87%	12.51%	12.48%
Total		7.06%		7.72%	8.60%	8.99%	9.27%
Nonperforming Assets	(23)
Mortgage		$78,148		$74,528	$76,662	$72,815	$67,028
Commercial		222,072		224,014	222,820	21,679	22,290
Consumer		2,004		1,512	1,605	1,590	1,241
Auto and Leasing		10,076		8,587	8,482	8,668	9,008
Total nonperforming loans		312,300		308,641	309,569	104,752	99,567
Foreclosed real estate		10,517		9,956	10,697	12,343	13,608
Other repossessed assets		5,134		8,624	10,332	11,107	9,914
Total nonperforming assets		$327,951		$327,221	$330,598	$128,202	$123,089
Nonperforming Loan Rates
Mortgage		10.25%		9.84%	9.71%	9.20%	8.47%
Commercial		15.98%		16.43%	16.82%	1.68%	1.83%
Consumer		0.88%		0.71%	0.83%	0.85%	0.71%
Auto and Leasing		1.56%		1.38%	1.41%	1.51%	1.66%
Total loans		10.32%		10.44%	10.64%	3.68%	3.65%

* During Q3 2015, the Company changed its early delinquency reporting on mortgage loans from one scheduled payment due to two scheduled payments due in order to comply with regulatory reporting instructions and be comparable with local peers, except for troubled debt restructured loans which remain using one scheduled payment due.

9

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended September 30, 2015
				Auto and
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-acquired loans
Balance at beginning of period	$18,076	$34,779	$10,464	$15,064	$606	$78,989
(Recapture) provision for loan and lease losses	4	1,510	2,637	6,869	(561)	10,459
Charge-offs	(1,058)	(828)	(2,471)	(8,510)	-	(12,867)
Recoveries	270	63	186	3,251	-	3,770
Balance at end of period	$17,292	$35,524	$10,816	$16,674	$45	$80,351
Allowance coverage ratio	2.27%	$2.56%	$4.75%	$2.57%	$0.00%	$2.65%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$54	$2,616	$2,859	$-	$5,529
(Recapture) provision for loan and lease losses		(17)	1,485	183	-	1,651
Charge-offs		(22)	(1,103)	(1,150)	-	(2,275)
Recoveries		7	59	502	-	568
Balance at end of period		$22	$3,057	$2,394	$-	$5,473

Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$473	$14,940	$84	$2,862	$-	$18,359
Provision for loan and lease losses, net	-	5,979	-	-	-	5,979
Loan pools fully charged-off	-	(4,352)	-	-	-	(4,352)
Balance at end of period	473	$16,567	$84	$2,862	$-	$19,986

Acquired Eurobank loans:
Balance at beginning of period	$17,593	$53,470	$389	$-	$-	$71,452
Provision for loan and lease losses, net	15,813	17,398	279	-	-	33,490
Loan pools fully charged-off	(721)	(13,588)	(301)	-	-	(14,610)
Balance at end of period	$32,685	$57,280	$367	$-	$-	$90,332

Total acquired loans
Balance at beginning of period	$18,066	$68,464	$3,089	$5,721	$-	$95,340
(Recapture) provision for loan and lease losses	15,813	23,360	1,764	183	-	41,120
Charge-offs	-	(22)	(1,103)	(1,150)	-	(2,275)
Recoveries	-	7	59	502	-	568
Loan pools fully charged-off	(721)	(17,940)	(301)	-	-	(18,962)
Balance at end of period	$33,158	$73,869	$3,508	$5,256	$-	$115,791

10

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30
	Quarter Ended September 30, 2015
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$275,880	$71,563	$24,613	$31,531	$8,461	$412,048
Change in expected cash flows	-	$6,134	$1,396	$(1)	$(1)	$7,528
Accretion	(8,614)	(12,693)	(2,719)	(5,463)	(1,207)	(30,696)
Transfers from (to) non-accretable discount	75	(6,450)	(4,075)	148	35	(10,267)
Balance at end of period	$267,341	$58,554	$19,215	$26,215	$7,288	$378,613

Non-Accretable Discount
Balance at beginning of period	$389,107	$10,770	$6,994	$23,690	$19,356	$449,917
Change in actual and expected losses	(2,184)	(12,090)	(2,937)	(555)	(315)	(18,081)
Transfers (to) from accretable yield	(75)	6,450	4,075	(148)	(35)	10,267
Balance at end of period	$386,848	$5,130	$8,132	$22,987	$19,006	$442,103

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$55,806	$27,473	$18,349	$1,103	$1,910	$104,641
Change in expected cash flows	(9,262)	43,775	(10,749)	270	118	24,152
Accretion	(3,543)	(10,100)	(1,446)	(711)	(214)	(16,014)
Transfers from (to) non-accretable discount	2,068	(30,400)	175	307	1,603	(26,247)
Balance at end of period	$45,069	$30,748	$6,329	$969	$3,417	$86,532

Non-Accretable Discount
Balance at beginning of period	$11,402	$-	$-	$-	$9,730	$21,132
Change in actual and expected losses	(8)	(30,400)	175	307	(34)	(29,960)
Transfers (to) from accretable yield	(2,068)	30,400	(175)	(307)	(1,603)	26,247
Balance at end of period	$9,326	$-	$-	$-	$8,093	$17,419

11

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include average tangible common equity, tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2015	2015	2015	2014	2014
(Dollars in thousands) (unaudited)	Q3	Q2	Q1	Q4	Q3
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$912,598	$929,867	$948,302	$936,218	$919,804
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$746,728	$763,997	$782,432	$770,348	$753,934
Less: Average intangible assets	(94,697)	(95,168)	(95,616)	(96,164)	(96,712)
Average tangible common equity	$652,031	$668,829	$686,816	$674,184	$657,222
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$907,888	$911,599	$936,379	$942,197	$929,998
Less: Intangible assets	(94,383)	(94,859)	(95,336)	(95,812)	(96,354)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$647,635	$650,870	$675,173	$680,515	$667,774

Common stock outstanding at end of period	43,868	44,368	44,665	44,614	45,060
Tangible book value	$14.76	$14.67	$15.12	$15.25	$14.82
Total Assets to Tangible Assets
Total assets	$7,203,822	$7,398,325	$7,364,156	$7,449,109	$7,673,339
Less: Intangible assets	(94,383)	(94,859)	(95,336)	(95,812)	(96,354)
Tangible assets	$7,109,439	$7,303,466	$7,268,820	$7,353,297	$7,576,985
Non-GAAP TCE Ratio
Tangible common equity	$647,635	$650,870	$675,173	$680,515	$667,774
Tangible assets	7,109,439	7,303,466	7,268,820	7,353,297	7,576,985
TCE ratio	9.11%	8.91%	9.29%	9.25%	8.81%

12
OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized			BASEL I
		2015	2015	2015	2014	2014
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4	Q3
Regulatory Capital Metrics	(24)
Common equity Tier 1 capital		$601,789	611,542	633,297	N/A	N/A
Tier 1 common equity capital		N/A	$ N/A	$ N/A	$575,655	$581,927
Tier 1 capital		782,561	790,936	809,652	776,525	782,797
Total risk-based capital	(25)	847,267	868,568	887,042	851,410	858,356
Risk-weighted assets		5,003,285	4,988,754	5,015,090	4,847,150	4,905,814
Regulatory Capital Ratios	(24)
Common equity Tier 1 capital ratio	(26)	12.03%	12.26%	12.63%	N/A	N/A
Tier 1 common equity ratio		N/A	N/A	N/A	11.88%	11.86%
Tier 1 risk-based capital ratio	(27)	15.64%	15.85%	16.14%	16.02%	15.96%
Total risk-based capital ratio	(28)	16.93%	17.41%	17.69%	17.57%	17.50%
Leverage ratio	(29)	10.93%	11.05%	11.23%	10.61%	10.51%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach	(24)
Total stockholders' equity		$907,888	$911,599	936,379
Less: Noncumulative perpetual preferred stock		(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax	(30)	(22,486)	(18,833)	(30,215)
Unrealized losses on cash flow hedges, net of income tax	(30)	4,330	4,532	5,891
		723,862	731,428	746,185
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(31)	(2,028)	(2,145)	(2,261)
Disallowed deferred tax assets, net	(31)	(33,976)	(31,672)	(24,558)
Common equity Tier 1 capital		601,789	611,542	633,297
Plus: Qualifying noncumulative perpetual preferred stock		176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000
Less: Disallowed deferred tax assets, net		(20,098)	(21,475)	(24,515)
Tier 1 capital		782,561	790,937	809,652
Plus: Long-term debt qualifying as Tier 2 capital		-	13,400	13,400
Qualifying allowance for loan and lease losses		64,706	64,232	63,990
Tier 2 capital		64,706	77,632	77,390
Total risk-based capital		$847,267	$868,569	887,042

13

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans consider such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category.

(2)	Total banking and wealth management revenues.
(3)

During Q1 2015, the Company placed its $200 million participation in a fuel purchase line of credit with the Puerto Rico Electric Power Authority (PREPA) on non-accrual status and recorded a $24.0 million provision for loan and lease losses, which is part of the overall quarterly provision for loan and lease losses.

(4)	Calculated based on net (loss) income available to common shareholders divided by average common shares outstanding for the period.
(5)

Calculated based on net (loss) income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(6)	The Board of directors increased OFG's regular quarterly dividend per common share to $0.10 per share during Q4 2014.
(7)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(8)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(9)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(10)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(11)

Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.  See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(12)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(13)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(14)	Non-GAAP ratios. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(15)

During Q4 2014, the FDIC and the Company agreed to a change in the methodology for the determination of the fair value of covered assets.  The change resulted in higher claims to the FDIC and a lower amortization of the indemnification asset was required during the quarter.

(16)	During Q4 2014, the Company offered a voluntary early retirement program for qualified employees and accumulated additional compensation expenses of $3.8 million related to this program.
(17)	During Q3 2015, the Company offered a voluntary early retirement program for qualified employees and accumulated additional compensation expenses of $917 thousand related to this program.
(18)

At June 30, 2015, amount includes a $40 million receivable from the FDIC corresponding to the Q1 2015 loss-share certification amounting to $13 million that was received during July 2015 and a $27 million receivable from Q2 2015 loss-share certifications for non-single family residential mortgage loans. In August 2015, the Company received $2 million from the Q2 2015 loss-share certification receivable.

(19)

Covered loans are no longer a material amount. Therefore, during Q3 2015, the Company is changing its presentation of loans to include the following loan segments:  "Non-acquired" loans, "Acquired BBVAPR" loans and "Acquired Eurobank" loans.

(20)	During Q4 2014, the Company transferred 3,731 accounts with balances of approximately $100 million from demand deposit accounts to savings accounts.
(21)

During Q4 2014, the Company purchased 446,498 shares under the current stock repurchase program for a total of $6.5 million, at an average price of $14.65 per share. During Q2 2015, the Company purchased 303,985 shares under the current stock repurchase program for a total of $4.2 million, at an average price of $13.91 per share.In addition, during Q3 2015, the Company purchased 500,000 shares under the current stock repurchase program for a total of $4.7 million, at an average price of $9.39 per share.

(22)	Production of new loans (excluding renewals).
(23)

Loans accounted for under ASC 310-30 (Loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(24)

During Q1 2015, the Company implemented the New Capital Rules, which incorporates Basel III Capital Requirements. The New Capital Rules revise the definitions and the components of regulatory capital, as well as address other issues affecting the numerator in banking institutions’ regulatory capital ratios. The New Capital Rules also address asset risk weights and other matters affecting the denominator in banking institutions’ regulatory capital ratios and replace the existing general risk-weighting approach with a more risk-sensitive approach. The New Capital Rules are effective for OFG Bancorp and Oriental Bank on January 1, 2015, subject to phase-in periods for certain of their components and other provisions. Among other matters, the New Capital Rules: (i) introduce a new capital measure called “Common Equity Tier 1” (“CET1”) and related regulatory capital ratio of CET1 to risk-weighted assets; (ii) specify that Tier 1 capital consists of CET1 and “Additional Tier 1 capital” instruments meeting certain revised requirements; (iii) mandate that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital; and (iv) expand the scope of the deductions from and adjustments to capital as compared to existing regulations.

(25)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(26)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(27)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(28)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(29)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(30)	During Q1 2015, the Company decided to elect the opt-out option to continue to exclude AOCI items from regulatory capital calculation.
(31)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 40% for 2015.
(32)

During Q2 2015, the Company sold mortgage servicing rights on $653.5 million mortgage loans to Scotiabank PR. As a result, the delinquent GNMA's buy-back option program loans and corresponding liability decreased $30.5 million from Q1 2015.

(33)

The FDIC loss share coverage for the commercial loans and other non-single family loans was in effect until June 30, 2015. The FDIC granted an extension of 120 days for the sale of part of this portfolio and agreed to cover up to $20 million with respect to the aggregate loss resulting from this sale. Therefore, the FDIC Indemnification Asset for projected claimable losses on non-single family residential loans loss-share period expired at June 30, 2015.

(34)

On September 28, 2015, the Company sold a portion of covered non-performing commercial loans amounting to $197.1 million unpaid principal balance ($100.0 million carrying amount). The sales price was 18.44% of UPB, or $36.3 million. The FDIC agreed to cover $20.0 million of losses as part of its loss-share agreement with the Company. As a result, a $20.0 million reimbursement was recorded in the statement of operations. The Company also recorded a $32.9 million provision for loan and lease losses for acquired Eurobank loans, which was partially offset by $4.6 million in cost recoveries. Also, as part of this transaction, the Company sold certain non-performing commercial loans and real estate owned from the BBVAPR acquisition amounting to $38.1 million unpaid principal balance ($9.9 million carrying amount). The sales price was $5.2 million. As a result, a $5.2 million provision for loan and lease losses was recorded for BBVAPR acquired loans, which was partially offset by $2.4 million in cost recoveries. In addition, certain real estate owned with a carrying amount of $11.0 million was sold for $1.7 million. At September 30 , 2015, the Company had a $13.0 million receivable related to this sale and a $20.0 million receivable from the FDIC for the shared-loss portion.

14